Exhibit 5.2

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell	212 450 4000 tel
LLP 450 Lexington Avenue	212 701 5800 fax
New York, NY 10017

September 18, 2015

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale from time to time of (a) shares of common stock, par value $0.10 per share (the “Common Stock”) of the Company; (b) the Company’s senior debt securities (the “Debt Securities”) that may be fully and unconditionally guaranteed by each of Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Corporate Services, Inc., FedEx TechConnect, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A. and Federal Express International, Inc. (collectively, the “Delaware Guarantors”), and FedEx Freight, Inc. and FedEx Office and Print Services, Inc. (together, the “Non-Delaware Guarantors”, and collectively with the Delaware Guarantors, the “Guarantors”); and (c) guarantees of Debt Securities (the “Guarantees”) by the Guarantors. The Debt Securities are to be issued pursuant to an indenture (the “Base Indenture”) to be entered into between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.              When the Base Indenture and any supplemental indenture (together with the Base Indenture, the “Indenture”) to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and, if applicable, the Guarantors; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

2.              When the Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indenture; and such Debt Securities and the related Guarantees have been, as applicable, duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, each Guarantee relating to such Debt Securities will constitute a valid and binding obligation of each respective Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any stay law, (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Guarantee that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Guarantor’s obligation and (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company and the Board of Directors of each Guarantor, as the case may be, shall have duly established the terms of such security and duly authorized the execution and delivery of the Indenture and the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Delaware Guarantors shall remain, and each of the Non-Delaware Guarantors is, and shall remain, validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full power and authority to enter into and perform its obligations under the Indenture and the Guarantees; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and the Debt Securities are each valid, binding and enforceable agreements of the Trustee; (v) the Indenture has been duly authorized, executed, and delivered by the Trustee; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the execution, delivery and performance by the Company or the Guarantors of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Guarantors, and (ii) the execution, delivery and performance by each Non-Delaware Guarantor of any security whose terms are established subsequent to the date hereof (x) are within its corporate powers, and (y) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of each Non-Delaware Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of the States of Arkansas or Texas, we have relied, without independent inquiry or investigation, on the opinions of Christina R. Conrad, Senior Managing Attorney — Employment Law and Assistant Secretary of FedEx Freight, Inc., and Kimble H. Scott, Senior Vice President and General Counsel of FedEx Office and Print Services, Inc., delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP